Listing Report:Supplement No. 21 dated Aug 03, 2009 to Prospectus dated Jul 13, 2009
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Listing Report supplements the prospectus dated Jul 13, 2009 and provides information about each loan request (referred to as a "listing") and series of Borrower Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Listing Report supplement together with the prospectus dated Jul 13, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
The following series of Notes are currently being offered:
Borrower Payment Dependent Notes Series 286313
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,000.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	24.17%	Starting borrower rate/APR:	25.17% / 27.48%	Starting monthly payment:	$79.70

Auction yield range:	11.27% - 24.17%	Estimated loss impact:	10.59%
Lender servicing fee:	1.00%	Estimated return:	13.58%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Oct-1993	Debt/Income ratio:	31%
Credit score:	660-680 (Jul-2009)	Current / open credit lines:	11 / 9	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	18	Length of status:	15y 0m
Amount delinquent:	$0	Revolving credit balance:	$18,465	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	90%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	2
Screen name:	ertimo	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit cards
Purpose of loan:
This loan will be used to pay off several of my credit cards and put my balance into one payment.? I would like to buy a home eventually and want to reduce my payments and balance before then.

My financial situation:
I am a good candidate for this loan because I have a steady job and my credit history is good.? My problem is that I have overused credit cards and have high monthly payments as a result.? I am not late on any of my payments, but would like to pay them off sooner and with less interest.

Monthly net income: $2600

Monthly expenses: $
??Housing: $500
??Insurance: $60?
??Car expenses: $100 ?
??Utilities: $100
??Phone, cable, internet: $60
??Food, entertainment: $200
??Clothing, household expenses $100
??Credit cards and other loans: $750
??Other expenses: $250
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 418931
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	25.17%	Starting borrower rate/APR:	26.17% / 28.49%	Starting monthly payment:	$302.86

Auction yield range:	11.27% - 25.17%	Estimated loss impact:	10.62%
Lender servicing fee:	1.00%	Estimated return:	14.55%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Mar-1995	Debt/Income ratio:	12%
Credit score:	660-680 (Aug-2009)	Current / open credit lines:	8 / 8	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	36	Length of status:	2y 2m
Amount delinquent:	$0	Revolving credit balance:	$1,938	Occupation:	Nurse (RN)
Public records last 12m / 10y:	0/ 2	Bankcard utilization:	48%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	12	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	larocita	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	11 ( 100% )	660-680 (Latest)
Principal borrowed:	$1,000.00	< mo. late:	0 ( 0% )	640-660 (Aug-2008)
Principal balance:	$736.88	1+ mo. late:	0 ( 0% )
Total payments billed:	11
Description
Credit cards and home repair
Purpose of loan:
This loan will be used to?pay off debt with the balance to be used for home repair.? Paying off these debts will increase my credit score.? It depends on the interest rate that I ultimately receive, which debts I will pay off.??The balance of?the monies that are left will be used to repair settling damage the front porch to my house ($3,000), and help turn an apartment that is coming up for lease in my building - bath updating, replace broken window, floor refinishing.

My financial situation:
I am a good candidate for this loan because?I have a recession proof job (RN - Registered Nurse $20.25/hr, $2.80/hr evening shift, $1.50/charge nurse diff and all the overtime that I am willing to volunteer for).? I have a property management company that I started in 1997 ($850/mo net), and am a real estate investor ($1,640/mo - all housing exenses listed below are for this 4 unit building where I live in one of the units - so I essentially have very low housing costs).? I receive $800/mo in child support for my son.

I have a RN degree and nursing license.? I also have a BBA in Accounting, so my back-up plan for nursing is to return to the accounting world if I should ever need a change.

I declared bankrupcy (2004) in order to return to school as a single mom.? I did this to "buy time" from home lenders to divest 26 units of rental property so that I could have time to sell them in a slow economy versus foreclosure.? It was important to me at the time to not leave mortgage lenders "in a lurch"....personal issue with not going into default.? Georgia has a very rapid foreclosure process - most lenders do not even allow deed in lieu as a result.

I have a?680 credit score that does not reflect in my rating because of the bankrupcy.? I pay all bills on time.? The delinquincy listed is an item that was not my obligation, as you can see - there is no balance.?

Monthly net income: $5,725

Monthly expenses: $4,030
??Housing: $618? (mortgage balance $72,000,?2009 tax appraisal $178,000) 5 bedroom, 4 bath house divided into 4 studio apts
??Insurance: $36 house
??Car expenses: $ 300 pymt and ins, 150 gas and maint
??Utilities: $525
??Phone, cable, internet: $150
??Food, entertainment: $500
??Clothing, household expenses $150
??Credit cards: $200
? Nanny:? $435
? Student Loans:? $230?
??Other expenses: $650 misc

Current Credit Card Debts and Interest Rates:? (Lender/Payment/Total/Interest Rate)
? Sears?????????????????? $10.57???????? $344.57?????????? 20.47%
? Capital One?????????? $44????????????$1458.10????????? 17.9%
? Household????????????$15????????????? $138.49????????? 15.99%
??Prosper Loan??????? $34.13???????? $762.01??????????16.03%
??Bank Cash Line???? $7.05????????? $507???????????????15.99%
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 418945
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,789.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$126.16

Auction yield range:	17.27% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	2	First credit line:	May-2000	Debt/Income ratio:	28%
Credit score:	620-640 (Jul-2009)	Current / open credit lines:	9 / 2	Employment status:	Full-time employee
Now delinquent:	2	Total credit lines:	21	Length of status:	7y 9m
Amount delinquent:	$587	Revolving credit balance:	$0	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$1-$24,999
Delinquencies in last 7y:	12	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	MelissaSue	Borrower's state:	Illinois	Borrower's group:	Have Money - Will Bid
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	23 ( 100% )	620-640 (Latest)
Principal borrowed:	$1,585.00	< mo. late:	0 ( 0% )	560-580 (Apr-2007)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	23
Description
2nd Prosper Loan!! P/O Another Card
Purpose of loan:This loan will be used to pay off another one of my credit cards.? I would much rather pay you interest than these credit card companies, since they keep giving their employees bonuses.? My goal is to get them all transferred over, one at a time.? My financial situation:I am a great candidate for this loan, first of all because I'm a repeat user.? I've had a prosper loan before.? I was never late on a payment.? Prosper helped me climb out of the foolish trap of payday loans, and now I'm paying off my creditors~on my way to freedom!!!!?? I have a card with 35%, I realize because of my credit history, I will be required to pay a higher interest rate, but I would much rather pay it to YOU, this credit card company doesn't treat me like a person half the time.? Please notice that my credit has improved since my last prosper loan, and my pmts. were never late, and my loan was paid off early!? Monthly net income: $ I got a second job since my last prosper loan to help pay debt down quicker, I now bring home $1740.00 a month.? I am married, and my husband brings home $2300 a month, he takes care of the majority of our expenses.? Monthly expenses: $ ??Housing: $ 404.00?? (husband pays)??Insurance: $ 102.00? (husband pays)??Car expenses: $ ------??Utilities: $ 280.00? (husband pays)??Phone, cable, internet: $ 100.00??Food, entertainment: $ 300.00? (husband pays)??Clothing, household expenses $ 50.00??Credit cards and other loans: $ 400.00??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419163
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$226.18

Auction yield range:	17.27% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Nov-1977	Debt/Income ratio:	17%
Credit score:	640-660 (Aug-2009)	Current / open credit lines:	9 / 7	Employment status:	Retired
Now delinquent:	0	Total credit lines:	38	Length of status:	9y 8m
Amount delinquent:	$0	Revolving credit balance:	$310	Stated income:	$50,000-$74,999
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	8%
Delinquencies in last 7y:	36	Homeownership:	No
Inquiries last 6m:	4
Screen name:	orbital-camaraderi	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
invertory for health food stores
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because? To place in Health Food Stores.

Monthly net income: $ 4,200.00

Monthly expenses: $
??Housing: $ 810.00
??Insurance: $ 126.00
??Car expenses: $ 600.00
??Utilities: $ 65.00
??Phone, cable, internet: $ 120.00
??Food, entertainment: $ 100.00
??Clothing, household expenses $ 75.00
??Credit cards and other loans: $ 250.00
??Other expenses: $ 200.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419165
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	E
Term:	36 months	Estimated loss:	14.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$226.18

Auction yield range:	14.27% - 34.00%	Estimated loss impact:	15.57%
Lender servicing fee:	1.00%	Estimated return:	18.43%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Mar-1991	Debt/Income ratio:	41%
Credit score:	680-700 (Jul-2009)	Current / open credit lines:	13 / 11	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	85	Length of status:	12y 0m
Amount delinquent:	$0	Revolving credit balance:	$72,544	Occupation:	Professor
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	88%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	5
Screen name:	bmuctd11	Borrower's state:	Louisiana	Borrower's group:	Professors
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	4 ( 100% )	680-700 (Latest)
Principal borrowed:	$4,000.00	< mo. late:	0 ( 0% )	640-660 (May-2008)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	4
Description
Start New Business
Purpose of loan:
This loan will be used to? for start up costs.? I know this is not the best economic climate to start a new business, but it is in an area that I am an expert.? I am a marketing professor and the business is print advertising.

My financial situation:
I am a good candidate for this loan because? I have been employeed?continueously in the same?profession for 10 + years.

Monthly net income: $ 8000 household

Monthly expenses: $
??Housing: $ 1500
??Insurance: $ 150
??Car expenses: $ 1200
??Utilities: $ 300
??Phone, cable, internet: $ 200
??Food, entertainment: $ 200
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 3000
??Other expenses: $ 200
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419169
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	17.27%	Starting borrower rate/APR:	18.27% / 20.48%	Starting monthly payment:	$181.44

Auction yield range:	17.27% - 17.27%	Estimated loss impact:	18.95%
Lender servicing fee:	1.00%	Estimated return:	-1.68%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	Jul-1985	Debt/Income ratio:	7%
Credit score:	760-780 (Jul-2009)	Current / open credit lines:	9 / 7	Employment status:	Full-time employee
Now delinquent:	2	Total credit lines:	30	Length of status:	4y 2m
Amount delinquent:	$60	Revolving credit balance:	$4,938	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	10%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	4
Screen name:	a-pure-p2p	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Air conditioning unit for condo
Purpose of loan:
This loan will be used to? pay for an air conditioning unit. Rather than put on a credit card at 19%, I would rather borrow for less here.

My financial situation:
I am a good candidate for this loan because?I have a great credit score, stable employment, and plan to pay this off within a year. I have had a lot of credit inquiries in the last year as I have bought a condo, and am in the process of refinancing it. I have done a lot of things lately to take advantage of lower interest rates so this should be an easy loan to make. I don't understand why I am considered High Risk. I am in the financial services industry and know I will pay this off very quickly. My net income each month is $3900 and my expenses about $2500. I am also starting to referee soccer games in the fall, so I fully expect to pay this off in a shorter time period than 3 years. Please help me ou and you'll earn some easy money..a lot higher than a bank will pay you.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419177
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$13,360.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	21.39%	Starting borrower rate/APR:	22.39% / 24.66%	Starting monthly payment:	$512.92

Auction yield range:	17.27% - 21.39%	Estimated loss impact:	35.71%
Lender servicing fee:	1.00%	Estimated return:	-14.32%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	Dec-1994	Debt/Income ratio:	51%
Credit score:	620-640 (Jul-2009)	Current / open credit lines:	12 / 10	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	48	Length of status:	2y 4m
Amount delinquent:	$0	Revolving credit balance:	$11,152	Occupation:	Professional
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	101%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	1	Homeownership:	No
Inquiries last 6m:	5
Screen name:	fcash777	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	23 ( 100% )	620-640 (Latest)
Principal borrowed:	$14,775.00	< mo. late:	0 ( 0% )	620-640 (Apr-2009) 600-620 (Feb-2008) 600-620 (Jun-2007)
Principal balance:	$5,072.21	1+ mo. late:	0 ( 0% )
Total payments billed:	23
Description
NOT HR, 3rd prosper loan.
Purpose of loan:
I would like to pay off my current Prosper loan to obtain a lower interest rate and pay off my wedding.

My financial situation:
I currently gross 55,703.00 a year. Monthly is 4658.58 and my wife has a gross income of 55,513.00. We clearly make plenty of money, but would like to pay less in interest. The last 5 1/2 years (since the bankruptcy) I have never been late on any payments and have had perfect credit since. Unfortunately the bankruptcy is keeping my credit score down in the low 600's which is why I'm rated low on this site. I am a safe bet for investors. I have proven this by always paying on time with my past prosper loans and ALL my bills since the bankruptcy.

I have been in the same field of work for 8 years and love what I do. I have had a great professional relationship with my current jobs CEO and executives for the last 5 years which is why they asked me to come join their team a couple years ago. My job is very stable and I don't plan on going anywhere. Thanks again for your time.

Monthly net income: $
3,450.00 and 3,600.00 from my wife

Monthly expenses: $
??Housing: $ 1555.00
??Insurance: $ 97.00
??Car expenses: $ 769.00? Gas 200.00
??Utilities: $ 120.00
??Phone, cable, internet: $ 99.00
??Food, entertainment: $ 400.00
??Clothing, household expenses $ 169.00
??Credit cards and other loans: $ 312.00 Prosper, 121.00 American General, and 260.00 for our wedding loan.
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419179
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	17.27%	Starting borrower rate/APR:	18.27% / 20.48%	Starting monthly payment:	$544.32

Auction yield range:	17.27% - 17.27%	Estimated loss impact:	18.95%
Lender servicing fee:	1.00%	Estimated return:	-1.68%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Sep-1972	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	860-880 (Aug-2009)	Current / open credit lines:	14 / 14	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	23	Length of status:	19y 7m
Amount delinquent:	$0	Revolving credit balance:	$4,858	Occupation:	Realtor
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	5
Screen name:	gold-solstice7	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Rental House Payoff
Purpose of loan:
This loan will be used to?payoff a?Hard Money Lender for a single family residence in Indianapolis, Indiana.? The home?has three bedrooms, two bathrooms, living room and a huge den.? It has been recently renovated with a new roof, furnace, air conditioner and?carpet.? It is presently?on a one year lease for $750 per month.? The mother-in-law of my contractor loved the home so much that she is now?my Tenant.?

My financial situation:
I am a good candidate for this loan because?I have always paid my debts.? This after over sixty years?in this great country of ours.? My mid FICO?was 775 last June, 2009.? I have a?Tenant in place who truly loves this home.??She has?made new friends within the quiet cul-de-sac neighborhood of this Indianapolis home.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419181
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$316.65

Auction yield range:	17.27% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	Sep-1988	Debt/Income ratio:	36%
Credit score:	660-680 (Aug-2009)	Current / open credit lines:	4 / 4	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	17	Length of status:	11y 10m
Amount delinquent:	$0	Revolving credit balance:	$9,997	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	100%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	organic-credit	Borrower's state:	Michigan	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
My Favorite Nephew
Purpose of loan:
This loan will be used to? pay for my nephews college tuition. My nephew has about three more semesters left to graduate but has had some issues concerning funding for his tuition this year. I want to help my nephew because he is very bright young man and very talented. I feel he will be an asset to the business world.

My financial situation:
I am a good candidate for this loan because? I am very responsible and loyal to my creditors. My life is all about working hard. I have been with my company for twelve years now and continue to climb the ranks. I pay my bills on time, I am organized, and I am a great uncle. I love my nephew and I really want to help him becuase he has know one else. Thank you.

Monthly net income: $ 3000

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419183
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,300.00	Prosper Rating:	E
Term:	36 months	Estimated loss:	14.7%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.17%	Starting monthly payment:	$58.81

Auction yield range:	14.27% - 34.00%	Estimated loss impact:	16.27%
Lender servicing fee:	1.00%	Estimated return:	17.73%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Nov-1990	Debt/Income ratio:	26%
Credit score:	600-620 (Jul-2009)	Current / open credit lines:	11 / 5	Employment status:	Part-time employee
Now delinquent:	0	Total credit lines:	26	Length of status:	2y 5m
Amount delinquent:	$0	Revolving credit balance:	$2,121	Occupation:	Engineer - Electric...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	75%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	5
Screen name:	cityguy44	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	21 ( 100% )	600-620 (Latest)
Principal borrowed:	$2,600.00	< mo. late:	0 ( 0% )	560-580 (Oct-2007)
Principal balance:	$1,314.31	1+ mo. late:	0 ( 0% )
Total payments billed:	21
Description
Debt Consolidation Loan
Purpose of loan:

This loan will be used to pay off all my higher interest pay day loans which I have borrowed for an emergency uses.

My financial situation:

I am a good candidate for this loan because I already have one loan through Prosper of which all payments have been made on time and they are current with 12 months left. I also have?a steady?job (work for the city) and a very good net income. Thank you for your consideration.

Monthly net income: $ 3900

Monthly expenses: $
??Housing: $ 700
??Insurance: $
??Car expenses: $ 400
??Utilities: $ 100
??Phone, cable, internet: $ 100
??Food, entertainment: $ 500
??Clothing, household expenses $
??Credit cards and other loans: $ 1000
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419185
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$226.18

Auction yield range:	17.27% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	2	First credit line:	Feb-1988	Debt/Income ratio:	15%
Credit score:	760-780 (Aug-2009)	Current / open credit lines:	3 / 3	Employment status:	Full-time employee
Now delinquent:	6	Total credit lines:	26	Length of status:	0y 2m
Amount delinquent:	$127,358	Revolving credit balance:	$0	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$1-$24,999
Delinquencies in last 7y:	35	Homeownership:	No
Inquiries last 6m:	2
Screen name:	catapult6	Borrower's state:	Pennsylvania	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Advertising Expense
Purpose of loan:
This loan will be used to?purchase?mortgage leads from Lowermybills.com?

My financial situation:
I am a good candidate for this loan because? I have 8 years of mortgage banking expereince, although just 2 months with this firm, and the numbers make sense.? This money will allow me to purchase 500 leads ($ 10 each), and my closing ratio is about 8%.? I should generate a net revenue of 20k from these leads.? The mortgage business is back on its feet, and Lower My Bills has lots of leads for us.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419187
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$8,000.00	Prosper Rating:	AA
Term:	36 months	Estimated loss:	1.5%

Starting lender yield:	14.00%	Starting borrower rate/APR:	15.00% / 17.17%	Starting monthly payment:	$277.32

Auction yield range:	3.27% - 14.00%	Estimated loss impact:	1.52%
Lender servicing fee:	1.00%	Estimated return:	12.48%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Dec-1993	Debt/Income ratio:	28%
Credit score:	820-840 (Jul-2009)	Current / open credit lines:	5 / 4	Employment status:	Retired
Now delinquent:	0	Total credit lines:	20	Length of status:	11y 5m
Amount delinquent:	$0	Revolving credit balance:	$6,757	Stated income:	$25,000-$49,999
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	13%
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	credible-credit	Borrower's state:	Alaska	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Son Attending Nursing School
Purpose of loan:
This loan will be used to? Send my son to Nursing School. Recently he has returned from Iraq, this was his third tour overseas. My wife and I want him to do something else that doesn't involve a war zone. No longer in the military, he needs our help. The best work as he sees to do is in the medical industry. Nursing school is about eighteen months long, and I think a good fit for my son. He suggested it, and was previously a top student. I'm confident in his capabilities to do this. My son is very mature and motivated to do just about anything.

My financial situation:
I am a good candidate for this loan because?I make a regular steady income from my retirement of $3000. I've been retired from the Operating Engineers here in Alaska since 1998. I own my own home, and do not lack the means to pay this. Additionally, I am a native Alaskan and Vietnam vet. I wouldn't mention this except the state of Alaska BLM, has just awarded me eighty acres in a prime location near the Canadian border. I have excellent credit, and have never failed to pay my debts. Many thanks to those considering this loan.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419189
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,000.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	14.00%	Starting borrower rate/APR:	15.00% / 17.17%	Starting monthly payment:	$207.99

Auction yield range:	11.27% - 14.00%	Estimated loss impact:	10.31%
Lender servicing fee:	1.00%	Estimated return:	3.69%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Jul-2000	Debt/Income ratio:	41%
Credit score:	700-720 (Aug-2009)	Current / open credit lines:	19 / 13	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	37	Length of status:	3y 8m
Amount delinquent:	$0	Revolving credit balance:	$6,913	Occupation:	Administrative Assi...
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	50%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	1	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	sweet-note	Borrower's state:	Wisconsin	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Replace Roof on our House
Purpose of loan:
To replace our roof.

My financial situation:
I am a good candidate for this loan because we have adequate resources to pay it off.

Monthly net income: $ 5000

Monthly expenses: $
??Housing: $ 1400
??Insurance: $ 115
??Car expenses: $ 350
??Utilities: $ 175
??Phone, cable, internet: $ 111
??Food, entertainment: $ 200
??Clothing, household expenses $ 150
??Credit cards and other loans: $ 250
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419191
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	24.17%	Starting borrower rate/APR:	25.17% / 29.08%	Starting monthly payment:	$39.85

Auction yield range:	11.27% - 24.17%	Estimated loss impact:	10.59%
Lender servicing fee:	1.00%	Estimated return:	13.58%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Nov-2000	Debt/Income ratio:	Not calculated
Credit score:	680-700 (Aug-2009)	Current / open credit lines:	0 / 0	Employment status:	Not employed
Now delinquent:	0	Total credit lines:	5	Length of status:	0y 11m
Amount delinquent:	$0	Revolving credit balance:	$0	Stated income:	Not employed
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	payment-surge	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off bills and school
Purpose of loan:
This loan will be used to?pay off bills and get me started up with school again.? I really need to get back into school so I can get a degree.?????????????

My financial situation:
I am a good candidate for this loan because? I recieve payments bi-monthly...its just that I really needed a big sum of money to help me get started, rather than get small installments every other week.???I am also going back to work next week, which will add to my income.?????

Monthly net income: $ I recieve at least $400 everymonth????

Monthly expenses: $
??Housing: $ 277????
??Insurance: $ 0
??Car expenses: $ 0
??Utilities: $ 50
??Phone, cable, internet: $ 0
??Food, entertainment: $ 50
??Clothing, household expenses $ 0????
??Credit cards and other loans: $ 0
??Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419193
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$271.42

Auction yield range:	17.27% - 34.00%	Estimated loss impact:	36.51%
Lender servicing fee:	1.00%	Estimated return:	-2.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	Oct-1994	Debt/Income ratio:	35%
Credit score:	660-680 (Jul-2009)	Current / open credit lines:	10 / 8	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	61	Length of status:	6y 3m
Amount delinquent:	$0	Revolving credit balance:	$4,156	Occupation:	Civil Service
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	89%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	7
Screen name:	stable-truth	Borrower's state:	Maryland	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying of credit cards
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because? I pay my bills on time.

Monthly net income: $ 2400

Monthly expenses: $
??Housing: $ 1100
??Insurance: $?211
??Car expenses: $ 750
??Utilities: $ 300
??Phone, cable, internet: $
??Food, entertainment: $ 150
??Clothing, household expenses $
??Credit cards and other loans: $ 200
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419195
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,700.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$76.90

Auction yield range:	17.27% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	2	First credit line:	Jun-1974	Debt/Income ratio:	Not calculated
Credit score:	660-680 (Aug-2009)	Current / open credit lines:	10 / 9	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	11	Length of status:	1y 5m
Amount delinquent:	$91	Revolving credit balance:	$8,938	Occupation:	Sales - Retail
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	18%	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	7
Screen name:	sunny-yield	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay off Credit Card
Purpose of loan:
This loan will be used to?pay off my Discover credit card bill once and for and all

My financial situation:
I am a good candidate for this loan because? I have a good job, and im going to be able to pa the loan back fast and easily. Things just got a little tight and although I've had some problems in the past- Im tring to work them all out now and head down a good financial path- and this month, I just need a little help paying this credit card bill

Monthly net income: $ around 1500

Monthly expenses: $ I don't really have monthly expenses. Im just trying to pa off this one credit card once and for all.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419197
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	17.72%	Starting borrower rate/APR:	18.72% / 20.94%	Starting monthly payment:	$547.72

Auction yield range:	17.27% - 17.72%	Estimated loss impact:	18.98%
Lender servicing fee:	1.00%	Estimated return:	-1.26%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	May-2005	Debt/Income ratio:	Not calculated
Credit score:	700-720 (Aug-2009)	Current / open credit lines:	13 / 12	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	20	Length of status:	0y 3m
Amount delinquent:	$0	Revolving credit balance:	$10,541	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	40%	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	currency-seeker6	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
College funding for med school
Purpose of loan:
This loan will be used to pay my credit card bills and be able to live off campus for about 1 1/2 years while completing basic science courses.

My financial situation:
I am a good candidate for this loan because I always pay my bills on time and pay more than minimum. I maintain my good credit by making sure to pay all the bills. I just want to get one payment this time instead of paying various credit cards bills. I do not have enough debt to receive debt consolidation and with that I don't miss monthly payments. I do receive disability from the military and I have two jobs. I am financial consultant as well as a medical receptionist. My consulting job pays well and I will be quitting my receptionist job soon because my medical school starts in about a month. I am Navy veteran that wants to become a medical doctor.

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419205
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$135.71

Auction yield range:	17.27% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Jun-1991	Debt/Income ratio:	22%
Credit score:	700-720 (Jul-2009)	Current / open credit lines:	9 / 8	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	38	Length of status:	9y 0m
Amount delinquent:	$0	Revolving credit balance:	$0	Occupation:	Teacher
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	0%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	9	Homeownership:	Yes
Inquiries last 6m:	3
Screen name:	3225	Borrower's state:	Wisconsin	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	12 ( 92% )	700-720 (Latest)
Principal borrowed:	$3,000.00	< mo. late:	1 ( 8% )	680-700 (Jun-2008) 680-700 (Mar-2008)
Principal balance:	$2,105.01	1+ mo. late:	0 ( 0% )
Total payments billed:	13
Description
Problem with water-heater.
Purpose of loan:
This loan will be used to get caught up on some? bills as I needed to replace a water -heater, causing my other bills to fall behind.? I am a Special Education teacher at the high school level and I do not return to work for about another four weeks.? Please - I am a person who is in need of some help fast.? Thank you!

My financial situation:
I am a good candidate for this loan because I am a good person that just needs your helping hand in granting me this loan to help make ends workout until I get my first paycheck in the early part of Sept. Thank you !

Monthly net income: $ 5000.00

Monthly expenses: $
??Housing: $ 1416.
??Insurance: $ 57.
??Car expenses: $ 195.00
??Utilities: $ 100.00
??Phone, cable, internet: $ 109.00
??Food, entertainment: $ 200.00
??Clothing, household expenses $ 100.
??Credit cards and other loans: $ 400.
??Other expenses: $ 250. oil
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419217
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$135.71

Auction yield range:	17.27% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Apr-1992	Debt/Income ratio:	12%
Credit score:	640-660 (Jul-2009)	Current / open credit lines:	15 / 13	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	46	Length of status:	1y 1m
Amount delinquent:	$0	Revolving credit balance:	$8,644	Occupation:	Professional
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	97%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	48	Homeownership:	Yes
Inquiries last 6m:	4
Screen name:	mrbristle	Borrower's state:	Massachusetts	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
My Bailout II
Purpose of loan:
This loan will be used to? Pay off several credit cards and pay down the remaining two.

My financial situation:
I am a good candidate for this loan because? Since my last listing, the good news is that I was able to resolve the payday loan issues that were dogging me and am now in a better position to tackle the rest of my credit card debt but still need a little help to acheive that goal. I have a secure job with the U.S. government in the State Department and am in no danger of getting laid off. In addition to my employment, I am also collecting a monthly pension check from my previous employer of 28 years.??I?can easily pay back a minimum of $300.00 if necessary to pay back this loan. I have made a?spreadsheet which lists my income sources? and expenses which I will gladly provide if requested.?

Monthly net income: $ 6100

Monthly expenses: $?2750
??Housing: $ 1619
??Insurance: $ 0
??Car expenses: $ 0
??Utilities: $ 150.00
??Phone, cable, internet: $ 200.00
??Food, entertainment: $ 150.00
??Clothing, household expenses $ 150.00
??Credit cards and other loans: $ 350.00
??Other expenses: $ 100.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 403278
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 35.81%	Starting monthly payment:	$678.54

Auction yield range:	17.27% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	2	First credit line:	Oct-1997	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	760-780 (Aug-2009)	Current / open credit lines:	10 / 9	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	14	Length of status:	6y 9m
Amount delinquent:	$0	Revolving credit balance:	$1,299	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	11%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	jbroc	Borrower's state:	Florida	Borrower's group:	FUTURE FINANCIAL FREEDOM 1
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Becoming debt free
Purpose of loan:
First and foremost thank you for taking the time to consider me for this loan.

I am trying to become?debt free so i can better my situation and get married. Most of my credit issues started when i was building my business do to little income, I jumped in with both feet and took a big chance. Anyone that has built a business can understand what I mean.?

I am very interested in becoming a lender on here after my loan is?paid back the concept?here is great.

I am a good candidate for this loan because? I take responsibilty for my actions and want this paid as soon as possible so I can better my situation.

Monthly net income: $ 10000
Monthly expenses: $ 4182
??Housing: $ 2580
??Insurance: $ 186 every 6 months for car
??Car expenses: $?489?
??Utilities: $ 113
??Phone, cable, internet: $?85
??Food, entertainment: $ 400 (for food, no need for exttra entertainment spending during loan)?
?Clothing, household expenses $?(no need for clothes during loan)??
Credit cards and other loans: $ 60 (one credit card)
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 411246
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$452.36

Auction yield range:	17.27% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Apr-1997	Debt/Income ratio:	23%
Credit score:	660-680 (Aug-2009)	Current / open credit lines:	6 / 5	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	10	Length of status:	14y 11m
Amount delinquent:	$0	Revolving credit balance:	$10,528	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	97%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	justice-conductor693	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
A desire to succeed
Purpose of loan:
This loan will be used to start an online business, and broaden my ebay business, (davenf6019).

My financial situation:
I am a good candidate for this loan because I am motivated to succeed in business, while holding down a job. I believe being with the company that I have been with for the past fourteen years, says alot about my commitment. There are some blurbs in my credit. A divorce can do strange things to your credit, especially when your ex can still effect it.

Monthly net income: $ 4,000

Monthly expenses: $1360
??Housing: $ 300????
??Insurance:?$100?
??Car expenses: $370
??Utilities: $100?
??Phone, cable, internet: $ 120
??Food, entertainment: $ 100
??Clothing, household expenses $?50
??Credit cards and other loans: $220
??Other expenses: $500
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 416190
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	19.00%	Starting borrower rate/APR:	20.00% / 22.24%	Starting monthly payment:	$148.65

Auction yield range:	11.27% - 19.00%	Estimated loss impact:	10.45%
Lender servicing fee:	1.00%	Estimated return:	8.55%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Apr-2007	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	700-720 (Aug-2009)	Current / open credit lines:	4 / 4	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	5	Length of status:	3y 7m
Amount delinquent:	$0	Revolving credit balance:	$1,640	Occupation:	Student - College F...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	16%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	2
Screen name:	dcshobby	Borrower's state:	Minnesota	Borrower's group:	Worldpower Investments
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Helping pay for elite college
Purpose of loan:
This loan will be used to help purchase things for me to go off to College. I am accepted and will be attending St. Olaf College in Northfield, MN this fall 2009. This is a very good school and I absolutely love it there. I will use the money to purchase a laptop as well as some furniture for my dorm. The rest of the loan will go to tuition and some will be kept for spending money while at school the first year.

I currently have a credit score of 765 from TransUnion as well as have a pretty decent credit history for only being 18 years old. I have always been wise with my money and I have over $20,000 saved up in my bank but I am just using this loan to experiment with Prosper as well as build my credit score even higher. Please feel free to ask me any questions that you want to. Thanks for considering my loan!

P.S. I also see that Prosper put me at level "D" for credit rating. They show me at 700-720 for a credit rating but because of my short credit history, I have a low rating. Also, you will see that I have 0 delinquencies and I rarely use my 4 credit cards and when I do, I pay them off right away. Although I am at a "D" rating, I promise you that I will perform at an "AA" level in paying off this loan. I am planning on paying off the loan a little early as well. Thanks!
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 417762
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$13,000.00	Prosper Rating:	C
Term:	36 months	Estimated loss:	7.0%

Starting lender yield:	8.27%	Starting borrower rate/APR:	9.27% / 11.37%	Starting monthly payment:	$415.03

Auction yield range:	8.27% - 8.27%	Estimated loss impact:	7.16%
Lender servicing fee:	1.00%	Estimated return:	1.11%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Jul-1991	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	780-800 (Jul-2009)	Current / open credit lines:	25 / 19	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	65	Length of status:	5y 11m
Amount delinquent:	$0	Revolving credit balance:	$15,615	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	9%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	methodical-deal	Borrower's state:	Louisiana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Consolidation of Credit Cards
Purpose of loan:
This loan will be used to consolidate my credit cards so I work towards becoming debt free.

My financial situation:
I am a good candidate for this loan because I have my own business and I'm a hard worker and I pay my debt off and on time.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 418406
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$21,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	17.27%	Starting borrower rate/APR:	18.27% / 20.48%	Starting monthly payment:	$762.05

Auction yield range:	17.27% - 17.27%	Estimated loss impact:	18.95%
Lender servicing fee:	1.00%	Estimated return:	-1.68%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	May-2000	Debt/Income ratio:	51%
Credit score:	740-760 (Jul-2009)	Current / open credit lines:	13 / 11	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	22	Length of status:	7y 11m
Amount delinquent:	$35	Revolving credit balance:	$9,732	Occupation:	Police Officer/Corr...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	36%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	Fowlhunter	Borrower's state:	Colorado	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	17 ( 100% )	740-760 (Latest)
Principal borrowed:	$5,500.00	< mo. late:	0 ( 0% )	700-720 (Jan-2008) 640-660 (Dec-2007)
Principal balance:	$3,264.95	1+ mo. late:	0 ( 0% )
Total payments billed:	17
Description
Pay off credit cards
Purpose of loan:
This loan will be used to?Pay off all of our credit cards that have a high interest rate so we can cut them up and not use them any more.??????

My financial situation:
I am a good candidate for this loan because?My wife and I are in the process of wiping?out all credit card debt?and start saving for a new house we want to build in about?1 year.? We have been using the cards to upgrade this current house so that we can have a nice down payment on the new one when we sell this house.? This is our first house?together (which is a fixer upper) and we've come a long way in raising its value with upgrades.? We have not been late on any payments, and we both have very good?jobs currently 8 years each, which we plan to keep until retirement.??If you have any questions please ask.?????
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419160
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$678.54

Auction yield range:	17.27% - 34.00%	Estimated loss impact:	36.51%
Lender servicing fee:	1.00%	Estimated return:	-2.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	Feb-1992	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	680-700 (Aug-2009)	Current / open credit lines:	14 / 14	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	37	Length of status:	0y 1m
Amount delinquent:	$0	Revolving credit balance:	$29,754	Occupation:	Sales - Commission
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	102%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	triumphant-order9	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Cash to get through startup
Purpose of loan:
This loan will be used to?get through?a 2 month startup phase of my new business while I accumulate new sales.?

My financial situation:
I am a good candidate for this loan because? my credit rating is good and my wife's income (13 year teacher) is stable.? Need money to make sure all ends meet.????????

Monthly net income: $
6,000
Monthly expenses: $
??Housing: $ 2900
??Insurance: $ 150????????
??Car expenses: $ 500
??Utilities: $?200
??Phone, cable, internet: $150
??Food, entertainment: $ 1000
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419162
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	19.00%	Starting borrower rate/APR:	20.00% / 22.24%	Starting monthly payment:	$74.33

Auction yield range:	17.27% - 19.00%	Estimated loss impact:	35.56%
Lender servicing fee:	1.00%	Estimated return:	-16.56%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	Oct-1969	Debt/Income ratio:	Not calculated
Credit score:	640-660 (Aug-2009)	Current / open credit lines:	4 / 4	Employment status:	Full-time employee
Now delinquent:	2	Total credit lines:	8	Length of status:	1y 7m
Amount delinquent:	$3,201	Revolving credit balance:	$862	Occupation:	Sales - Retail
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	82%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	78	Homeownership:	No
Inquiries last 6m:	7
Screen name:	power-dandelion	Borrower's state:	Massachusetts	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Auto Down Payment
Purpose of loan:
This loan will be used to put the down payment on the car pictured. I was approved by Wachovia who will finance 80% of the vehicle. I just need help with the down payment.

My financial situation:
I am a good candidate for this loan because I pay my monthly bills on time.

Monthly net income: $ 2,268.00

Monthly expenses: $ 1,184.00
??Housing: $ 550
??Insurance: $ 114
??Car expenses: $ 240
??Utilities: $
??Phone, cable, internet: $ 30
??Food, entertainment: $ 250
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419168
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$271.42

Auction yield range:	17.27% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	Jul-1994	Debt/Income ratio:	41%
Credit score:	640-660 (Aug-2009)	Current / open credit lines:	17 / 16	Employment status:	Part-time employee
Now delinquent:	0	Total credit lines:	54	Length of status:	12y 4m
Amount delinquent:	$0	Revolving credit balance:	$5,765	Occupation:	Nurse (RN)
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	77%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	12	Homeownership:	Yes
Inquiries last 6m:	3
Screen name:	justice-appraiser0	Borrower's state:	Pennsylvania	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
PAYING FOR GRAD SCHOOL
Purpose of loan:
This loan will be used to? help alleviate some of the cost of grad school and augment my limited income until graduation in November 2009.?

My financial situation:
I am a good candidate for this loan because? my earning potential as a Certified Registered Nurse Anesthetist is over 100,000.00 dollars and repayment will not be an issue.?

Monthly net income: $ Current monthly net income is approximately 1600 dollars.?

Monthly expenses: $
??Housing: $ 2000 paid by spouse
??Insurance: $ Provided by spouse.?
??Car expenses: $ 400
??Utilities: $ 480
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419172
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$25,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	19.00%	Starting borrower rate/APR:	20.00% / 22.24%	Starting monthly payment:	$929.09

Auction yield range:	17.27% - 19.00%	Estimated loss impact:	19.06%
Lender servicing fee:	1.00%	Estimated return:	-0.06%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	May-1978	Debt/Income ratio:	Not calculated
Credit score:	860-880 (Aug-2009)	Current / open credit lines:	19 / 15	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	41	Length of status:	3y 7m
Amount delinquent:	$0	Revolving credit balance:	$1,980	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	3
Screen name:	silver-ace4	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Ideal borrower needs medical loan
My loan request is for the purpose of helping our son pay for his spinal surgery. My son suffers severe back and neck pains that are caused by spinal tumors that are very difficult to operate on. There are a few surgeons in our area that specialize in this procedure, however, none of them are in my son's insurance network and no surgeons in his network has the expertise to perform this type of surgery. SO his insurance refuse to cover the costs of the surgery, but will cover his post surgery treatments and rehabilitation which will take place in the hospital within the insurance network. We were able to negotiate the cost of surgery down to around $26,000, which is 40% of the $65,000 that was quoted.

My plan is to hopefully obtain a $25,000 loan from Prosper to pay for this surgery so my son and his wife can focus on him getting well. I have excellent credit in the 800's and low monthly expenses and debt. Also, I like to keep my credit card balances low which is how I maintain good credit. As for our house, my husband and I have been renting it out to great tenants for the past 9 months since we moved in with our son to help his wife take care of their children. Our tenants actually plan to buy the house at the end of their lease, and we will be living with our son permanently since we have learned for the past nine months that this is a very good arrangement for all of us and we all enjoy living together. So in about 3 months, we will have the money to pay off this loan completely. In the meantime, I earn a good stable income and have never been late for any bills for over 30 years. I hope the Prosper lenders will see that I have the qualities of an ideal borrower and will grant me this loan.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419174
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	18.00%	Starting borrower rate/APR:	19.00% / 21.22%	Starting monthly payment:	$109.97

Auction yield range:	17.27% - 18.00%	Estimated loss impact:	26.00%
Lender servicing fee:	1.00%	Estimated return:	-8.00%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Oct-2007	Debt/Income ratio:	Not calculated
Credit score:	660-680 (Jul-2009)	Current / open credit lines:	5 / 5	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	5	Length of status:	5y 2m
Amount delinquent:	$0	Revolving credit balance:	$4,095	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	34%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	6
Screen name:	dollar-philosopher	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
home use
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $795
??Insurance: $43
??Car expenses: $0
??Utilities: $0
??Phone, cable, internet: $89
??Food, entertainment: $
??Clothing, household expenses $0
??Credit cards and other loans: $200
??Other expenses: $0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419176
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$25,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	17.27%	Starting borrower rate/APR:	18.27% / 20.48%	Starting monthly payment:	$907.20

Auction yield range:	17.27% - 17.27%	Estimated loss impact:	18.95%
Lender servicing fee:	1.00%	Estimated return:	-1.68%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	Aug-1999	Debt/Income ratio:	43%
Credit score:	640-660 (Jul-2009)	Current / open credit lines:	14 / 11	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	38	Length of status:	2y 1m
Amount delinquent:	$0	Revolving credit balance:	$13,603	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	47%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	1	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	searcher759	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Start Over
Purpose of loan:
This loan will be used to?

My financial situation:
Am getting married this august and would like to clear up some debt. I fell on some hard times and would like to clear up the debt before I start my new life?.Yes I bought some things I didn?t need and said ill pay it next mouth. Well now Im above my head in % Payments and can?t seem to get out. I pay on time but they still raise rates I had 5% Interest rate in 2003 and over time they keep rising the rate now the rate is almost 29%. I have loaned money to a friend with Virgin Money for a car I sold him and he never payed me back which added to some of this issue of my hard time I would normally go with a Bank loan but this has worked for many people I know?. Thanks for the help ?
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419180
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$226.18

Auction yield range:	17.27% - 34.00%	Estimated loss impact:	36.51%
Lender servicing fee:	1.00%	Estimated return:	-2.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	Jan-1988	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	640-660 (Aug-2009)	Current / open credit lines:	2 / 2	Employment status:	Self-employed
Now delinquent:	2	Total credit lines:	31	Length of status:	11y 10m
Amount delinquent:	$73,428	Revolving credit balance:	$749	Occupation:	Sales - Commission
Public records last 12m / 10y:	1/ 1	Bankcard utilization:	99%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	10	Homeownership:	No
Inquiries last 6m:	2
Screen name:	Allwyn	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	24 ( 100% )	640-660 (Latest)
Principal borrowed:	$2,500.00	< mo. late:	0 ( 0% )	600-620 (Jun-2007)
Principal balance:	$1,050.49	1+ mo. late:	0 ( 0% )
Total payments billed:	24
Description
Getting Back On My Feet
Purpose of loan:
I need a loan to get another car.? My 1991 Honda is about done.? I want to be able to take advantage of the good deals out there, and get a newer vehicle.?

My financial situation:
Paying back the loan is not a foreseeable problem.? I've paid on time for my existing Prosper loan for the past couple of years and it will be paid off soon.? I have steady income coming in from a sales rep job I started with Intouch Marketing, along with my own business ventures that include online affiliate marketing.

Monthly net income: $
$3,000 minimum
Monthly expenses: $
??Housing: $850
??Insurance: $ 50.00
??Car expenses: $ 200
??Utilities: $ 100
??Phone, cable, internet: $ 200
??Food, entertainment: $ 100
??Clothing, household expenses $ 50
??Credit cards and other loans: $ 100
??Other expenses: $ 200
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419182
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	32.00%	Starting borrower rate/APR:	33.00% / 35.42%	Starting monthly payment:	$132.33

Auction yield range:	17.27% - 32.00%	Estimated loss impact:	26.88%
Lender servicing fee:	1.00%	Estimated return:	5.12%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Nov-1989	Debt/Income ratio:	24%
Credit score:	620-640 (Jul-2009)	Current / open credit lines:	11 / 11	Employment status:	Full-time employee
Now delinquent:	2	Total credit lines:	24	Length of status:	3y 2m
Amount delinquent:	$5,165	Revolving credit balance:	$2,931	Occupation:	Other
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	78%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	14	Homeownership:	No
Inquiries last 6m:	2
Screen name:	spokanemom	Borrower's state:	Washington	Borrower's group:	FUTURE FINANCIAL FREEDOM 1
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	22 ( 100% )	620-640 (Latest)
Principal borrowed:	$3,000.00	< mo. late:	0 ( 0% )	600-620 (Oct-2008) 620-640 (Sep-2007)
Principal balance:	$1,431.83	1+ mo. late:	0 ( 0% )
Total payments billed:	22
Description
REALLY NOT HIGH RISK PLEASE LOOK
Purpose of loan:
I am a single Mom with 2 boys. I have a great job and it is very stable. I?have recieved two raises since I started?3 years ago. I want to get these credit card bills paid so I can do more for my kids.

I will be using this loan to consolidate?my?revovling debt.?I need to get my payments down and get rid of these old?bills?as quickly as I can.?I?currently have a prosper loan and have made all my payments on time.?I hope I have shown that I would be a great canidate for this loan.?I would rather pay my intrest to people who are willing to help others than to a bank. I had this loan completly funded right before the Quiet Period but the money did not transfer in time so it was cancelled. So I?am trying again.?I have been through a?lot and my credit has been through the ringer. Prior to my husband and I splitting up in 2001 my credit was fantastic. I would like to rebuild and get back to that point.?Because?Washington is a?community property state I show his debt and mine. He is currently paying the debt that is deliquent through a garnishment.

My financial situation:

I truly want to change my situation.?I am current on my car payments, credit card payments and prosper payments. I just want to consolidate and get rid of the bills.?

Monthly net income: $?2200 (work) $900 (child support)

Monthly expenses: $
??Housing: $?450
??Insurance: $ 110
??Car expenses: $ 560
??Utilities: $ 100
??Phone, cable, internet: $ 100
??Food, entertainment: $ 400
??Clothing, household expenses $ 150
??Credit cards and other loans: $?325
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419186
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$20,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	19.00%	Starting borrower rate/APR:	20.00% / 22.24%	Starting monthly payment:	$743.27

Auction yield range:	17.27% - 19.00%	Estimated loss impact:	19.06%
Lender servicing fee:	1.00%	Estimated return:	-0.06%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Jul-1995	Debt/Income ratio:	62%
Credit score:	660-680 (Aug-2009)	Current / open credit lines:	16 / 14	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	29	Length of status:	1y 10m
Amount delinquent:	$0	Revolving credit balance:	$53,304	Occupation:	Skilled Labor
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	95%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	basis-admiral	Borrower's state:	Tennessee	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
debt consolidation
Purpose of loan:
This loan will be used to? pay off high interest debt that I accumulated over the last 2 years while in training.

My financial situation:
I am a good candidate for this loan because? I am extremely conscientious about my credit. I pay bills on time every month. If I got this loan, I would pay the same amount each month that I pay to the credit cards, however the loan would be paid off much sooner. My purpose is not to reduce my monthly payments, but to eliminate this debt much, much sooner!

Monthly net income: $ 5000 ????

Monthly expenses: $
??Housing: $ 750 ???? ???? ????
??Insurance: $ 125
??Car expenses: $ 500
??Utilities: $ 200
??Phone, cable, internet: $ 200
??Food, entertainment: $ 300
??Clothing, household expenses $
??Credit cards and other loans: $ 1200
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419188
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	A
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	14.05%	Starting borrower rate/APR:	15.05% / 18.72%	Starting monthly payment:	$34.69

Auction yield range:	4.27% - 14.05%	Estimated loss impact:	2.15%
Lender servicing fee:	1.00%	Estimated return:	11.90%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Aug-1970	Debt/Income ratio:	2%
Credit score:	780-800 (Aug-2009)	Current / open credit lines:	2 / 2	Employment status:	Retired
Now delinquent:	0	Total credit lines:	9	Length of status:	2y 6m
Amount delinquent:	$0	Revolving credit balance:	$1,044	Stated income:	$50,000-$74,999
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	4%
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	6
Screen name:	fascinating-bonus	Borrower's state:	Pennsylvania	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Buying Used car
Purpose of loan:
This loan will be used to buy a used car

My financial situation:
I am a good candidate for this loan because my credit score is excellent and my credit history is fantastic
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419190
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	19.00%	Starting borrower rate/APR:	20.00% / 22.24%	Starting monthly payment:	$557.45

Auction yield range:	17.27% - 19.00%	Estimated loss impact:	19.06%
Lender servicing fee:	1.00%	Estimated return:	-0.06%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Apr-2005	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	740-760 (Aug-2009)	Current / open credit lines:	2 / 2	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	5	Length of status:	0y 3m
Amount delinquent:	$0	Revolving credit balance:	$1,732	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	14%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	Zypher	Borrower's state:	California	Borrower's group:	SA Goons
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Starting an Online Business
Purpose of loan:
This loan will be used as seed money for an online venture. This business is entertainment related and makes use of my previous experience working at a top Hollywood talent agency.

I quit my job three months ago when I amassed eight months of living expenses in savings and I have been developing my business plan ever since. I have finally reached the point where I am ready to take the last step before launching.

My financial situation:
I am a good candidate for this loan because I have great financial discipline. I worked my way through college and finished school debt free. I keep track of my monthly expenses to make sure I am keeping up with my good spending habits. I pay every bill in full and I have never missed a payment.

Because this online opportunity does not require a traditional M-F 9-5 schedule, I plan on supplementing my income with a part-time job as soon as the project gets off the ground.

Worst case scenario, I own a 2006 vehicle with a blue book value of $15,000 that I am prepared to sell and downgrade to an older model used car in case I am otherwise unable to make my payments.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419192
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	24.17%	Starting borrower rate/APR:	25.17% / 27.48%	Starting monthly payment:	$119.55

Auction yield range:	11.27% - 24.17%	Estimated loss impact:	10.59%
Lender servicing fee:	1.00%	Estimated return:	13.58%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Dec-1991	Debt/Income ratio:	15%
Credit score:	660-680 (Aug-2009)	Current / open credit lines:	7 / 7	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	47	Length of status:	30y 6m
Amount delinquent:	$0	Revolving credit balance:	$1,696	Occupation:	Laborer
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	44%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	49	Homeownership:	No
Inquiries last 6m:	0
Screen name:	magical-openness6	Borrower's state:	Michigan	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
paying off some bills
Purpose of loan:
This loan will be used to? pay some medical bills,auto repair bills and some other bills i got behind on.

My financial situation:
I am a good candidate for this loan because? i have been at my job for 30 years and i go to work every day

Monthly net income: $ 2000-2500

Monthly expenses: $
??Housing: $ 600
??Insurance: $165
??Car expenses: $ gasoline 50-75
??Utilities: $ 100
??Phone, cable, internet: $ 100
??Food, entertainment: $ 50-100
??Clothing, household expenses $
??Credit cards and other loans: $ 250
??Other expenses: $ none
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419194
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,000.00	Prosper Rating:	C
Term:	36 months	Estimated loss:	6.5%

Starting lender yield:	18.05%	Starting borrower rate/APR:	19.05% / 21.27%	Starting monthly payment:	$73.36

Auction yield range:	8.27% - 18.05%	Estimated loss impact:	6.92%
Lender servicing fee:	1.00%	Estimated return:	11.13%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Jan-1976	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	680-700 (Aug-2009)	Current / open credit lines:	12 / 12	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	37	Length of status:	1y 10m
Amount delinquent:	$0	Revolving credit balance:	$35,424	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	84%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	ethical-openness	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
PR to promote an upcoming project
Hello and thank you for your interest in my business loan.

Purpose of loan:
This loan will be used to hire a PR firm to help my company promote our recent project.? My company created educational resources based on the national education standards for a internationally known museum to offer school groups and enhance their trip to the museum.? The resources created will be available to schools in a few weeks.? The PR firm will promote this job and a few other recent projects on a local and national level.? We have already received great feedback on our work and it is leading to other projects.? Having help to promote our work and business will be a great benefit and allow us to grow and expand the staff.

My financial situation:
I am a good candidate for this loan because because I will be able to pay the loan regardless of the result from the PR.? We have work lined up for the rest of the year and our business has tripled in the past 3 months compared to last year.? I also have a great history of paying my loans and debt.

Monthly net income: $ 3200

Monthly expenses: $
??Housing: $ 800
??Insurance: $ 43
??Car expenses: $ 216
??Utilities: $ 0 (included in rent)
??Phone, cable, internet: $ 150
??Food, entertainment: $ 300
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 600
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419196
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	24.43%	Starting borrower rate/APR:	25.43% / 27.74%	Starting monthly payment:	$119.96

Auction yield range:	11.27% - 24.43%	Estimated loss impact:	10.60%
Lender servicing fee:	1.00%	Estimated return:	13.83%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Feb-2008	Debt/Income ratio:	4%
Credit score:	680-700 (Aug-2009)	Current / open credit lines:	3 / 3	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	4	Length of status:	0y 3m
Amount delinquent:	$0	Revolving credit balance:	$26	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	2
Screen name:	generosity-happiness4	Borrower's state:	Maryland	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying bills
Purpose of loan:
This loan will be used to?
pay by overdue bills and get out of debt
My financial situation:
I am a good candidate for this loan because? I have always been paying creditors on time given that I have sufficient time to do so.

Monthly net income: $ 2000

Monthly expenses: $
??Housing: $?500
??Insurance: $
??Car expenses: $
??Utilities: $ 100
??Phone, cable, internet: $
??Food, entertainment: $ 20
??Clothing, household expenses $ 20
??Credit cards and other loans: $ >100
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419200
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$678.54

Auction yield range:	17.27% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Jun-1995	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	720-740 (Aug-2009)	Current / open credit lines:	4 / 4	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	17	Length of status:	9y 4m
Amount delinquent:	$0	Revolving credit balance:	$2,552	Occupation:	Sales - Retail
Public records last 12m / 10y:	0/ 3	Bankcard utilization:	61%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	1	Homeownership:	No
Inquiries last 6m:	0
Screen name:	unrivaled-exchange6	Borrower's state:	Idaho	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off credit cards
Purpose of loan:
This loan will be used to?
Combine 4 credit card payments into one.
My financial situation:
I am a good candidate for this loan because? I pay my bills on time. I just heard of this website & thought I to have lost money on?stocks and this is a?great way to get some of the money back while helping others. Then I realized I could also help others?by paying my interest to them instead of to the banks. My job and income have been consistant for 10 years now & surprisingly continues to grow even in this economy.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419202
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,300.00	Prosper Rating:	AA
Term:	36 months	Estimated loss:	1.5%

Starting lender yield:	9.52%	Starting borrower rate/APR:	10.52% / 12.63%	Starting monthly payment:	$237.34

Auction yield range:	3.27% - 9.52%	Estimated loss impact:	1.51%
Lender servicing fee:	1.00%	Estimated return:	8.01%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Feb-1994	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	820-840 (Aug-2009)	Current / open credit lines:	9 / 8	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	20	Length of status:	6y 4m
Amount delinquent:	$0	Revolving credit balance:	$2,696	Occupation:	Sales - Commission
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	8%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	sublime-yield	Borrower's state:	Pennsylvania	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Engagement ring
Purpose of loan:
This loan will be used to?
Purchase an engagement ring. I have obtained a good price on a diamond engagement ring and would like to take the next step in the process. I only want a loan to protect myself in case of something going wrong. ?I plan on making $500-$1000 dollar payments each month until the full amount is paid off.??I am in a long term relationship and It's time for me to settle down.
I am a good candidate for this loan because? As a small business owner I understand the value of the dollar.I have a college degree from a state university. ?I am a dollars and cents man who works off? commissions. My business has a growth of 4% for this year-to-date. I work 6 days a week and my business is worth $190-$200 thousand dollars if sold. I took a 10 year loan for this business and have always made consistent payments. Summer is my slow time and September and October is my best time for sales. I just want to surprise my girlfriend and by doing it before the end of this summer would be the best way to accomplish that task. If something goes wrong I will sell a piece of my business to pay off this loan. I just need a cushion to keep my assets in place and not acrue any?further liabilities. This is the best scenario for me to spend the least amount of money while keeping? cash on hand for day to day operations of the business.
Thank You for your time and consideration.
Information in the Description is not verified.